Exhibit 99.1

        Annaly Mortgage Management, Inc. Announces 4th Quarter
                       and Annual 2005 Results

    NEW YORK--(BUSINESS WIRE)--Feb. 9, 2006--Annaly Mortgage Management, Inc. (NYSE: NLY) today reported a net loss for the quarter ended December 31, 2005 of $136.8 million or $1.14 basic net loss per average share available to common shareholders, as compared to net income of $59.3 million or $0.46 basic net income per average share available to common shareholders for the quarter ended December 31, 2004 and $21.2 million or $0.14 basic net income per average share available to common shareholders for the quarter ended September 30, 2005. The net loss for the year ended December 31, 2005 was $9.3 million or $0.19 net loss per average share available to common shareholders, as compared to net income of $248.6 million or $2.04 basic net income per average share available to common shareholders for the year ended December 31, 2004. As previously disclosed, during the fourth quarter of 2005, the Company undertook a portfolio rebalancing and recognized non-cash impairment charges relating to certain securities in its portfolio which had been held in an unrealized loss position. "Core Earnings," defined as net income available to common shareholders excluding impairment loss and the 4th quarter losses on sales of securities, for the quarter ended December 31, 2005 was $8.0 million, or $0.06 per share available to common shareholders, and for the year ended December 31, 2005 the "Core Earnings" was $112.5 million, or $0.92 per average share available to common shareholders.
    The rebalancing is being accomplished through asset sales and reinvestment into the market. During the fourth quarter $2.3 billion face amount of securities were sold, resulting in a realized loss of $65.3 million, or $0.53 per share. In addition, approximately $2.9 billion face amount of securities were reclassified as other-than-temporarily impaired as of December 31, 2005, with an approximate loss of $83 million, or approximately $0.67 per share. The non-cash loss on the securities deemed other-than-temporarily impaired that remain in the Company's portfolio was reflected in the income statement based on the fair value of the securities on December 31, 2005, and recognition of such impairment charges will not reduce the taxable income of the Company.
    Common dividends declared for the quarter ended December 31, 2005 were $0.10 per share, as compared to $0.50 per share for the quarter ended December 31, 2004 and $0.13 for the quarter ended September 30, 2005. Common dividends declared for the year ended December 31, 2005 were $1.04 per share, as compared to $1.98 per share for the year ended December 31, 2004. The annualized dividend yield on common stock for the quarter ended December 31, 2005, based on the December 31, 2005 closing price of $10.94, was 3.66% and the dividend yield for the year ended December 31, 2005, based on the average closing price during the year of $16.24 was 6.40%. For the quarter ended December 31, 2005, the Company provided an annualized return on average equity of (35.71%) and a 3.04% return on average equity excluding realized losses and the Other-Than-Temporary Impairment Charge, as compared to 14.12% for the quarter ended December 31, 2004 and 5.20% for the quarter ended September 30, 2005. For the year ended December 31, 2005, the Company provided a return on average equity of (0.57%) and a 7.87% return on average equity excluding realized losses and the Other-Than-Temporary Impairment Charge, as compared to 16.04% for the year ended December 31, 2004.
    "Our results for the fourth quarter reflect our Company's response to the persistence of current market conditions," said Michael A.J. Farrell, Chairman, Chief Executive Officer and President of the Company. "No financial institution is immune from the rise in the cost of funds and the flattening of the yield curve. Investors are entitled to know, however, how a company manages for these conditions. At Annaly, we have taken steps to improve our financial position while staying true to our barbell strategy, our commitment to "AAA" assets and our transparency. In addition, while the non-cash charges related to our repositioning have resulted in a loss on the income statement, there was minimal book value effect as substantially all of the realized and unrealized losses were already reflected in the September 30, 2005 balance sheet as Accumulated Other Comprehensive Loss. The net result of our decisions is that we have increased the weighted average yield on the portfolio by selling assets acquired during the much-lower interest rate environment of the past two years, added more floating rate exposure through, among other things, the introduction of fixed-for-floating interest rate swaps and positioned the portfolio to deliver higher returns than it otherwise would have been able to deliver. Most importantly from a strategic point of view, our asset sales have enabled us to take greater advantage of the value created in the mortgage market from the 20 month sell-off in the short-end of the curve. We will continue to reposition our portfolio into these more favorable market conditions using all tools at our disposal."
    For the quarter ended December 31, 2005, the annualized yield on average earning assets was 4.10% and the annualized cost of funds on the average repurchase balance was 4.01%, which equates to an interest rate spread of 0.09%. This is a 118 basis point decrease over the 1.27% annualized interest rate spread for the quarter ended December 31, 2004 and a 15 basis point decrease over the 0.24% annualized interest rate spread for the quarter ended September 30, 2005. For the quarter ended December 31, 2004, the annualized yield on average earning assets was 3.50% and the annualized cost of funds on the average repurchase balance was 2.23%. For the quarter ended September 30, 2005, the annualized yield on average earning assets was 3.75% and the annualized cost of funds on the average repurchase balance was 3.51%. For the year ended December 31, 2005, the yield on average earning assets was 3.80% and the cost of funds on the average repurchase balance 3.27%. For the year ended December 31, 2004, the annualized yield on average earning assets was 3.25% and the annualized cost of funds on the average repurchase balance was 1.74%. For the year ended December 31, 2005 the interest rate spread was 0.53%, which was a 98 basis point decline over the 1.51% interest rate spread for the year ended December 31, 2004. At December 31, 2005, the weighted average yield on assets was 4.68% and the cost of funds was 4.16%. Leverage at December 31, 2005 was 9.0:1, in comparison to 9.8:1 at December 31, 2004 and 10.9:1 at September 30, 2005.
    Fixed rate securities comprised 39% of the Company's portfolio at December 31, 2005. The balance of the portfolio was comprised of 55% adjustable rate mortgages and 6% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of December 31, 2005, all of the assets in the Company's portfolio were FNMA, GNMA, FHLMC mortgage-backed securities, and agency debentures, which carry an actual or implied "AAA" rating. During the fourth quarter, the Company entered into swap transactions. The Company agrees to pay a fixed rate of interest and to receive a variable interest rate. The Company's swaps are designated as cash flow hedges against the benchmark interest rate risk associated with the Company's borrowings. The purpose of the swap is to mitigate risk of rising interest rates that affect our cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swap, the effect of the swap will be to enhance the earnings potential of a portion of the fixed rate assets in the portfolio in a rising rate environment.
    "The impetus of rebalancing was to accelerate the natural process of principal and interest reinvestment into higher yielding assets," said Wellington Denahan-Norris, Vice Chairman, Chief Investment Officer and Chief Operating Officer of Annaly. "Of the $2.3 billion in assets sold during the quarter, approximately 78% were hybrid adjustable-rate mortgage-backed securities. A significant portion of the assets we sold were replaced with fixed-rate mortgage-backed securities, the cash flows of which have been swapped into floating rate cash flows. The net result is that at December 31, 2005, approximately 9% of our portfolio's cash flows are floating rate in nature. The rebalancing was designed to strengthen the portfolio for the long term, benefiting performance regardless of the direction in interest rates."

    The following table summarizes portfolio information for Annaly:



                                           Dec. 31, Sept. 30, Dec. 31,
                                                 2005    2005   2004

Leverage at period-end                          9.0:1  10.9:1  9.8:1
Fixed-rate mortgage-backed securities as % of
 portfolio                                         39%     34%    29%
Adjustable-rate mortgage-backed securities as %
 of portfolio                                      55%     61%    62%
Floating-rate mortgage-backed securities as % of
 portfolio                                          6%      5%     9%
Notional amount of interest rate swap as % of               NA     NA
 portfolio                                          3%
Annualized yield on average earning assets
 during the quarter                              4.10%   3.75%  3.25%
Annualized cost of funds on avg. repurchase
 balance during the quarter                      4.01%   3.51%  1.74%
Weighted average yield on assets at period-end   4.68%   3.96%  3.43%
Weighted average cost of funds at period-end     4.16%   3.69%  2.46%


    The Constant Prepayment Rate was 28% during the fourth quarter of 2005, as compared to 27% during the fourth quarter of 2004, and 28% during the third quarter of 2005. The weighted average purchase price of the portfolio was 102.0 at December 31, 2005, 102.3 at December 31, 2004 and 102.4 at September 30, 2005. The weighted average cost basis, after the Other-Than-Temporary Impairment Charge, was 101.4 at December 31, 2005. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended December 31, 2005, December 31, 2004, and September 30, 2005 was $31.9 million, $42.3 million, and $43.7 million, respectively. The net amortization of premiums and accretion of discounts on investment securities for the years ended December 31, 2005 and December 31, 2004 was $154.3 million and $179.6 million, respectively. The total net premium remaining unamortized at December 31, 2005, December 31, 2004, and September 30, 2005 was $220.6 million, $425.8 million and $376.0 million respectively.
    General and administrative expenses as a percentage of average assets were 0.14%, 0.14%, and 0.13% for the quarters ended December 31, 2005, December 31, 2004, and September 30, 2005, respectively. General and administrative expenses as a percentage of average assets were 0.14% for the years ended December 31, 2005 and 2004. At December 31, 2005, December 31, 2004, and September 30, 2005, the Company had a common stock book value per share of $10.73, $12.56 and $11.18 respectively.
    At December 31, 2005, FIDAC, Annaly's wholly-owned registered investment advisor, had under management approximately $2.3 billion in net assets and $18.7 billion in gross assets, as compared to $2.9 billion in net assets and $26.8 billion in gross assets at September 30, 2005 and $1.9 billion in net assets and $15.9 billion in gross assets at December 31, 2004. For the quarter ended December 31, 2005, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $6.9 million, as compared to $4.6 million for the quarter ended December 31, 2004 and $8.5 million for the quarter ended September 30, 2005. For the year ended December 31, 2005, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $27.6 million, as compared to $9.7 million for the year ended December 31, 2004. FIDAC, organized as a taxable REIT subsidiary of Annaly, generally receives net investment advisory fees of approximately 10 to 20 basis points of the gross assets it manages, assists in managing or supervises.
    "We are proud of the fact that we have grown our asset management business over 20% in 2005 in the face of a hostile Federal Reserve and the unprecedented long duration of this tightening cycle," said Mr. Farrell. "Going forward, we will be working toward continued growth in our core strategy at FIDAC, and towards diversifying our product offerings, in order to grow the fee income component of our revenue stream."
    Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT"), currently has 123,684,931 shares of common stock outstanding.
    The Company will hold the Annual 2005 earnings conference call on Friday February 10, 2006 at 10:00 a.m. EST. The number to call is 1-866-202-3048 for domestic calls and 617-213-8843 for international calls and the pass code is 92013110. The re-play number is 1-888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 41563267. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, FIDAC's clients' removal of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment management business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


                   ANNALY MORTGAGE MANAGEMENT, INC.
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)

                               DEC. 31, 2005   SEPT. 30,    JUNE 30,
                                                2005         2005
                                (Unaudited)  (Unaudited) (Unaudited)
                             -------------- ------------ ------------
ASSETS

Cash and cash equivalents           $4,808       $1,684       $3,669
Mortgage-Backed Securities,
 at fair value                  15,929,864   18,697,385   19,165,744
Agency Debentures, at fair
 value                                   -      258,616      391,092
Receivable for Mortgage-
 Backed Securities sold             13,449          788            -
Accrued interest receivable         71,340       83,806       87,960
Receivable for advisory and
 service fees                        3,497        4,579        4,334
Intangible for customer
 relationships                      15,183       15,367       15,552
Goodwill                            23,122       23,122       23,122
Other assets                         2,159        1,218        1,472
                             -------------- ------------ ------------

Total assets                   $16,063,422  $19,086,565  $19,692,945
                             ============== ============ ============

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Liabilities:
  Repurchase agreements        $13,576,301  $17,038,226  $17,251,594
  Payable for Mortgage-Backed
   Securities purchased            933,051      429,502      659,325
  Accrued interest payable          27,994       34,171       29,654
  Dividends payable                 12,368       16,079       44,120
  Other liabilities                    305          625        1,241
  Accounts payable                   8,837        8,602        6,523
  Interest rate swaps, at
   fair value                          543            -            -
                             -------------- ------------ ------------
Total liabilities               14,559,399   17,527,205   17,992,457
                             -------------- ------------ ------------
Stockholders' Equity:
  7.875% Series A Cumulative
   Redeemable Preferred Stock:
     8,000,000 authorized,
    7,412,500 shares issued
     and outstanding               177,088      177,088      177,088
  Common stock: par value
   $.01 per share;
    500,000,000 authorized,
     123,684,931, 123,684,931,
    122,554,831, 121,277,698,
     and  121,263,000 shares
    issued and outstanding,
     respectively                    1,237        1,237        1,226
  Additional paid-in capital     1,679,452    1,679,452    1,662,347
  Accumulated other
   comprehensive loss             (207,117)    (304,555)    (144,853)
  Retained (deficit) earnings     (146,637)       6,138        4,680
                             -------------- ------------ ------------
Total stockholders' equity       1,504,023    1,559,360    1,700,488
                             -------------- ------------ ------------
Total liabilities and
 stockholders' equity          $16,063,422  $19,086,565  $19,692,945
                             ============== ============ ============


                                         MARCH 31, 2005  DEC. 31, 2004
                                           (Unaudited)
                                         --------------- ------------
ASSETS

Cash and cash equivalents                        $2,417       $5,853
Mortgage-Backed Securities, at fair value    18,702,470   19,038,386
Agency Debentures, at fair value                388,593      390,509
Receivable for Mortgage-Backed Securities sold        -        1,025
Accrued interest receivable                      80,172       81,557
Receivable for advisory and service fees          2,883        2,359
Intangible for customer relationships            15,613       15,613
Goodwill                                         23,122       23,122
Other assets                                      1,873        1,875
                                         --------------- ------------
Total assets                                $19,217,143  $19,560,299
                                         =============== ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                     $17,438,609  $16,707,879
  Payable for Mortgage-Backed Securities
   purchased                                     75,165    1,044,683
  Accrued interest payable                       33,770       35,721
  Dividends payable                              54,575       60,632
  Other liabilities                               1,569        2,819
  Accounts payable                                4,079        8,095
  Interest rate swaps, at fair value                  -            -
                                         --------------- ------------
Total liabilities                            17,607,767   17,859,829
                                         --------------- ------------
Stockholders' Equity:
  7.875% Series A Cumulative Redeemable
    Preferred Stock: 8,000,000
     authorized,
    7,412,500 shares issued and
     outstanding                                177,077      177,077
  Common stock: par value $.01 per share;
    500,000,000 authorized, 123,684,931,
     123,684,931, 122,554,831, 121,277,698,
     and 121,263,000 shares
    issued and outstanding, respectively          1,213        1,213
  Additional paid-in capital                  1,638,911    1,638,635
  Accumulated other comprehensive loss         (213,280)    (120,800)
  Retained (deficit) earnings                     5,455        4,345
                                         --------------- ------------
Total stockholders' equity                    1,609,376    1,700,470
                                         --------------- ------------
Total liabilities and stockholders'
 equity                                     $19,217,143  $19,560,299
                                         =============== ============

                   ANNALY MORTGAGE MANAGEMENT, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                              (UNAUDITED)
                        (dollars in thousands)

                                      For the Quarters Ending

                               December 31,  September 30,    June 30,
                                    2005         2005           2005
                               ------------ ------------ ------------
Interest income                   $179,688     $177,474     $171,595

Interest expense                   165,766      155,043      133,758
                               ------------ ------------ ------------
Net interest income                 13,922       22,431       37,837
                               ------------ ------------ ------------
Other income
  Investment advisory and
   service fees                      8,702       10,945        9,669
  Gain (loss) on sale of
   Mortgage-Backed Securities      (65,285)          32       11,435
                               ------------ ------------ ------------

     Total other income (loss)     (56,583)      10,977       21,104
                               ------------ ------------ ------------
Expenses
  Distribution fees                  1,850        2,414        2,126
  General and administrative
   expenses                          6,359        6,455        6,800
                               ------------ ------------ ------------
     Total expenses                  8,209        8,869        8,926
                               ------------ ------------ ------------
Loss on  other-than-temporarily
 impaired securities                83,098            -            -
                               ------------ ------------ ------------
Income (loss) before income
 taxes                            (133,968)      24,539       50,015

Income taxes                         2,791        3,353        3,022
                               ------------ ------------ ------------
Net (loss)  income                (136,759)      21,186       46,993

Dividend on preferred stock          3,649        3,648        3,648
                               ------------ ------------ ------------
Net (loss) income  available to
 common shareholders             ($140,408)     $17,538      $43,345
                               ============ ============ ============

Net (loss) income per share
 available to common shareholders:
  Basic                             ($1.14)       $0.14        $0.36
                               ============ ============ ============
  Diluted                           ($1.14)       $0.14        $0.36
                               ============ ============ ============
Weighted average number of
 shares outstanding:
  Basic                        123,684,931  123,169,910  121,740,256
                               ============ ============ ============
  Diluted                      123,684,931  123,330,645  122,013,050
                               ============ ============ ============

Net income (loss)                ($136,759)     $21,186      $46,993
                               ------------ ------------ ------------
Comprehensive income (loss):
  Unrealized (loss) gain on
   available-for-sale
   securities                      (50,402)    (159,670)      79,862
  Unrealized loss on interest
   rate swaps                         (543)           -            -
                               ------------ ------------ ------------
  Reclassification adjustment
   for net gains (losses)
    included in net income or
     loss                          148,383          (32)     (11,435)
                               ------------ ------------ ------------
   Other comprehensive income
    (loss)                          97,438     (159,702)      68,427
                               ------------ ------------ ------------
Comprehensive income (loss)       ($39,321)   ($138,516)    $115,420
                               ============ ============ ============


                                             For the Quarters Ending
                                             March 31,   December 31,
                                                   2005         2004
                                            ------------ ------------
Interest income                                $176,289     $156,783

Interest expense                                113,993       93,992
                                            ------------ ------------
Net interest income                              62,296       62,791
                                            ------------ ------------
Other income
  Investment advisory and service fees            6,309        6,143
  Gain (loss) on sale of Mortgage-Backed
   Securities                                       580        1,144
                                            ------------ ------------
     Total other income (loss)                    6,889        7,287
                                            ------------ ------------
Expenses
  Distribution fees                               1,610        1,538
  General and administrative expenses             6,664        6,862
                                            ------------ ------------
     Total expenses                               8,274        8,400
                                            ------------ ------------
Loss on  other-than-temporarily impaired
 securities                                           -            -
                                            ------------ ------------
Income (loss) before income taxes                60,911       61,678

Income taxes                                      1,578        2,384
                                            ------------ ------------
Net (loss)  income                               59,333       59,294

Dividend on preferred stock                       3,648        3,665
                                            ------------ ------------
Net (loss) income  available to common
 shareholders                                   $55,685      $55,629
                                            ============ ============

Net (loss)  income   per share available to
 common shareholders:
  Basic                                           $0.46        $0.46
                                            ============ ============
  Diluted                                         $0.46        $0.46
                                            ============ ============
Weighted average number of shares
 outstanding:
  Basic                                     121,270,867  121,246,246
                                            ============ ============
  Diluted                                   121,564,320  121,514,941
                                            ============ ============

Net income (loss)                               $59,333      $59,294
                                            ------------ ------------
Comprehensive income (loss):
  Unrealized (loss) gain on available-for-
   sale securities                              (91,900)     (27,669)
  Unrealized loss on interest rate swaps              -            -
                                            ------------ ------------
  Reclassification adjustment for net gains
   (losses) included in net income or loss         (580)      (1,144)
                                            ------------ ------------
   Other comprehensive income (loss)            (92,480)     (28,813)
                                            ------------ ------------
Comprehensive income (loss)                    ($33,147)     $30,481
                                            ============ ============


                   ANNALY MORTGAGE MANAGEMENT, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                        (dollars in thousands)

                                               For the Year Ended
                                            December 31, December 31,
                                                  2005         2004
                                             (unaudited)
                                            ------------ ------------
Interest income                                $705,046     $532,328

Interest expense                                568,560      270,116
                                            ------------ ------------

Net interest income                             136,486      262,212
                                            ------------ ------------

Other (loss) income
  Investment advisory and service fees           35,625       12,512
  (Loss) gain on sale of Mortgage-Backed
   Securities                                   (53,238)       5,215
                                            ------------ ------------

     Total other (loss)  income                 (17,613)      17,727
                                            ------------ ------------

Expenses
  Distribution fees                               8,000        2,860
  General and administrative expenses            26,278       24,029
                                            ------------ ------------

     Total expenses                              34,278       26,889
                                            ------------ ------------

  Loss on other-than-temporarily impaired
   securities                                    83,098            -
                                            ------------ ------------

Income before income taxes                        1,497      253,050

Income taxes                                     10,744        4,458
                                            ------------ ------------

Net (loss) income                                (9,247)     248,592

Dividend on preferred stock                      14,593        7,745
                                            ------------ ------------

Net (loss)  income available to common
 shareholders                                  ($23,840)    $240,847
                                            ============ ============

Net (loss) income per share available to
 common shareholders:
  Basic                                          ($0.19)       $2.04
                                            ============ ============

  Diluted                                        ($0.19)       $2.03
                                            ============ ============

Weighted average number of shares
 outstanding:
  Basic                                     122,475,032  118,223,330
                                            ============ ============

  Diluted                                   122,475,032  118,459,145
                                            ============ ------------

Net (loss) income                               ($9,247)    $248,592
                                            ------------ ------------
Comprehensive (loss) income:
  Unrealized gain (loss) on available-for-
   sale securities                             (222,110)     (68,324)
  Unrealized loss on interest rate swaps           (543)           -
                                            ------------ ------------
  Reclassification adjustment for net losses
   (gains) included in net
     income or loss                             136,336       (5,215)
                                            ------------ ------------
  Other comprehensive loss                      (86,317)     (73,539)
                                            ------------ ------------
Comprehensive (loss) income                    ($95,564)    $175,053
                                            ============ ============

    CONTACT: Annaly Mortgage Management, Inc.
             Investor Relations, 1-888-8Annaly
             www.annaly.com